                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: May 6, 2005
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                          DALECO RESOURCES CORPORATION
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               (Exact name of registrant as specified in Charter)

           Nevada                        0-12214                             23-2860739
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
(State or other jurisdiction        (Commission File No)          (IRS Employee Identification No.)
      of Incorporation)
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            120 North Church Street, West Chester, Pennsylvania 19380
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                    (Address of principal executive offices)

Registrant's telephone number, including area code: 610-429-0181
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.

         Departure of directors or Principals Officers, Election of Directors;
Appointment of Principal Officers:

         The Company has initiated step to re-align its Board of Directors to facilitate the creation of a Board dominated by independent directors as suggested by the corporate governance guidelines arising out of the enactment of the Sarbanes Oxley Act of 2003.

         To facilitate this transformation, the Company reported that several
Directors, who are actively involved in the direct daily operations of the Company and/or its subsidiaries, have elected to resign their Board and/or operating positions.

         The following individuals have resigned from the Board of Dirctors of the Company effective as of May 4, 2005:

         Gary J. Novinskie, Daleco's President, Chief Operating Officer and
Chief Financial Officer. Mr. Novinskie served on the Executive Committee of the
Board of Directors. Mr. Novinskie remains a director of the Company's subsidiary companies Westlands Resources Corporation, Tri-Coastal Energy, Inc.,
Sustainable Forest Industries and Clean Age Minerals, Inc.

         Robert E. Martin, President of the Company's subsidiaries, Clean Age
Minerals Inc. and CA Properties. Mr. Martin served on the Audit Committee of the
Board of Directors. Mr. Martin also resigned as a Director of Clean Age
Minerals, Inc. and CA Properties. Mr. Martin had initially desired to resign from the Board of Directors of the Company and its subsidiaries last year but agreed to remain on the Board of Directors, stand for re-election as a Director of the Company and as well as remaining as an officer and director of Clean Age
Minerals, Inc. and CA Properties, Inc. until the Company had either entered into a third party agreement for the development of the Company's Kaolin and Calcium
Carbonate deposits or commenced operations of those deposits on its own. With the execution of the agreements with Tecumseh Profession Associates (See Form
8-K dated December 3, 2004, Form 8-K dated February 17, 2005 and Form 8-K dated
March 16, 2005), Mr. Martin indicated that he felt that he the development of the Company's Kaolin and Calcium Carbonate deposits were in good hands and that he was ready to retire.

         The following individuals have resigned from their operating positions with the Company and/or its subsidiaries effective as of May 4, 2005:

         Mr. Martin resigned as the President of Clean Age Minerals, Inc. and CA
Properties.

         Mr. Dov Amir resigned as the Company's Chief Executive Officer ("CEO").

         Mr. Novinskie relinquished the additional duties of Chief Operating
Officer.


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         Mr. Alfonso Knoll, a current member of the Board, was appointed to serve as the Company's interim "CEO" pending the Company's search to replace Mr.
Amir. Mr. Knoll's appointment as the interim CEO is effective May 4, 2005.The
Company also intends to seek other independent directors to fill the Board seats vacated by Mr. Martin's and Mr. Novinskie's resignations.

         Alfonso Knoll (Age 30)

         Mr. Knoll was appointed as a Director in September 2002 as part of a Stock Purchase Agreement with Terra Silex Holdings, LLC, ("Terra Silex") ("Terra
Silex Agreement"). Under the Terra Silex Agreement the parties are entitled to have one representative appointed to the Company's Board of Directors. Mr. Knoll is Terra Silex's designee to the Board. Mr. Knoll is the Managing Member of Terra Silex Holdings, LLC. and has served in that position since 2001. In addition to his duties with Terra Silex Holdings, LLC, Mr. Knoll is currently the President of Ostara Corporation, (OTC:OTRC) a public company with interests in undervalued real estate, historic hotels and software development. Mr. Knoll has also served as a Managing Partner of Properties Unlimited, a real estate concern, a financial advisor with Morgan Stanley from 2000 to 2001, the President of Onlineliquidation.com, a real estate liquidation company from its inception in 1998 until its sale in 1999.Mr. Knoll graduated from Wesley College with a Bachelors Degree, followed by his attendance at Weidner University School of Law.

         Each resigning Officer and Director of the Company has been provided with a copy of this 8-K and has been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Should any the Registrant receive a letter from a retiring Officer and Director, the Registrant shall file same by Amendment to this Form 8-K within two (2) business days after receipt of such a letter by the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Daleco Resources Corporation
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                                                        (Registrant)


Date: May 6, 2005
                                               /s/ Gary J. Novinskie
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                                                   Gary J. Novinskie, President

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